                                                                   Exhibit 10.12

                             PRIVATE LABEL AGREEMENT


THIS PRIVATE LABEL AGREEMENT, including the Exhibits ("Agreement"), effective as of October 17, 1995 ("Effective Date"), is hereby made by and between Cisco Systems, Inc., a California corporation, having principal offices at 170 West Tasman Drive, San Jose, California 95134-1706 ("Cisco") and Frontier Software Development, Inc., a Delaware corporation, having principal offices at 321 Billerica Road, Chelmsford, Massachusetts 01824 ("Frontier").

1.       SALES AND PURCHASES OF PRODUCTS.

         1.1 PRODUCTS. Subject to the terms and conditions of this Agreement, Frontier agrees to sell to Cisco the Frontier products ("Products") which Cisco may order from Frontier, as described in the Price Schedule attached and incorporated herein as Exhibit A, as it may be amended from time to time in accordance with the terms hereof. Products include hardware products and software imbedded in hardware (or provided separately on disks or other media), user documentation, packaging and any enhancements, modifications, updates, bug fixes or releases related thereto ("Software"). Products shall be manufactured by Frontier according to the functional, technical and other specifications for each Product set forth in Exhibit C as modified from time to time by written agreement of the parties ("Specifications"). Subject to the rights and licenses granted to Cisco in this Agreement, Frontier shall retain ownership in and to all Product intellectual property that was developed or acquired by Frontier.

         1.2 NEW PRODUCT INCLUSION. Frontier agrees to keep Cisco informed of any new products or improvements to existing Products. Frontier shall use best efforts to provide Cisco with ninety (90) days written notice (prior to shipment) of any upgrades to a Product that will alter the form, fit, function or price of that Product. Cisco will notify Frontier if it wishes to add a new product or series of products of Frontier's to this Agreement. Cisco and Frontier shall then proceed to establish pricing and delivery schedules for each of such new Product. Upon agreement of these items, such product(s) shall be considered Products under this Agreement, and shall be purchased and sold under the terms and conditions of this Agreement. Frontier shall notify Cisco when Frontier is first reasonably prepared to ship more advanced technology of a similar Product category to customers, and thereafter Cisco may convert any or all of its future orders of Product to the more advanced technology.

         1.3 PRODUCT UPGRADES. All upgrades, Product enhancements and bug fixes for the Software will be made available to Cisco no later than the date Frontier's related standard products have been released for shipment and at no additional charge unless provided Frontier has made such Product upgrades and/or enhancements available to its general customer base free of charge. In the event Frontier has charged or plans to charge its general customer base for Product upgrades and/or enhancements, Frontier reserves the right to charge Cisco a price to be mutually determined prior to distribution of such Product upgrades and/or enhancements.

         1.4 PROJECT MANAGERS. Each party will appoint a single project manager ("Project Manager") and provide written notification to the other party of the name of the Project Manager within five (5) days of the Effective Date. The Project Managers will act as liaisons between the parties with respect to their respective performances of this Agreement and shall provide the parties from time to time with the names and telephone numbers of additional specific contact persons (e.g., to communicate specific information regarding support, enhancements, etc.) when such direct contact is preferable. In the event that either party appoints a new Project Manager, such party will promptly notify the other.

2.       OWNERSHIP; GRANT OF RIGHTS

         2.1 OWNERSHIP. As between the parties, Frontier retains title to and ownership of, and all proprietary rights with respect to, the Software.

         2.2 OEM RIGHT. Frontier hereby grants Cisco a nonexclusive, worldwide, royalty-free right and license to promote, market, resell and distribute the Products as stand-alone products or incorporated into or in connection with Cisco's products.

         2.3 SOFTWARE LICENSE Frontier hereby grants Cisco a nonexclusive, worldwide, royalty-free (except as provided below) license to use the Software (in object code form) subject to the following conditions and for the following purposes:

         (a) For promotion, marketing and distribution to resellers and end users in connection with Cisco's distribution of the Products; and

         (b)      To provide customer support pursuant to Section 8.

         2.4      CISCO PROPERTY.

                  (a) All property, including without limitation designs or materials, furnished to Frontier by Cisco or paid for by Cisco in connection with this Agreement (collectively "Cisco Property") shall:

                           (i) Be clearly marked or tagged as the property of Cisco;

                           (ii) Be and remain personal property, and not become a fixture to real property;

                           (iii) Be subject to inspection by Cisco at a mutually agreed upon time;

                           (iv) Be used only in filling purchase orders from Cisco and subcontractors, if any, and in providing service or support for the Products;

                           (v)      Be kept free of liens and encumbrances;

                           (vi) Be kept separate from other materials, tools, or property of Frontier or held by Frontier; and

                           (vii)    Not be modified in any manner by Frontier.

                  (b) Cisco shall retain all rights, title and interest in the Cisco Property, and Frontier agrees to treat and maintain the Cisco Property with the same degree of care as Frontier uses with respect to its own valuable equipment. Frontier shall bear all risk of loss or damage to Cisco Property until it is returned to Cisco. Upon Cisco's request, Frontier shall deliver all Cisco Property to Cisco in good condition, normal wear and tear excepted, without cost to Cisco (exclusive of freight costs); Cisco shall determine the manner and procedure for returning the Cisco Property, and shall pay the corresponding freight costs. Frontier waives any legal or equitable right it may have to withhold Cisco Property, and Frontier agrees to execute all documents, or instruments evidencing Cisco's ownership of the Cisco Property as Cisco may from time to time request.

3.       PRICES; PAYMENT

         3.1 PRICES. The prices to Cisco of the Products shall be the prices contained in the attached Exhibit A less a [*] calculated in accordance with Exhibit A. Such prices shall be fixed for one (1) year, commencing with the Effective Date of this Agreement, except that if Frontier's price for a comparable standard product is reduced, such reduction shall be immediately effective and shall apply to all unshipped orders of that Product. Sixty (60) days prior to expiration of the first year an any subsequent years of the Agreement, the parties shall meet to negotiate, in good faith, pricing and [*] to be applied to the Products for the ensuing year of the Agreement. All prices are F.O.B. Frontiers facility in Chelmsford, Massachusetts.

         3.2 COST REDUCTIONS. Frontier agrees to work on achieving cost savings on both materials and processes. In the event cost savings are identified, and the parties elect to institute any such savings, the parties agree to share the benefits which shall result from the instituted cost savings. Cost savings rights and obligations shall apply to materials and processes related rights and obligations shall apply to materials and processes related to Products manufactured by Frontier as well as those manufactured by Cisco upon Frontier's grant of Manufacturing Rights to Cisco pursuant to Section 10 of the Agreement. In addition, Frontier agree to institute any cost reduction proposals reasonably suggested by Cisco.

         3.3 TAXES. Prices stated in Exhibit A are in U.S. dollars and do not include applicable U.S. federal or state sales or use taxes which shall be paid by Cisco if separately indicated on the invoice for the applicable Product shipment, but do include any duties, export or import charges and the like unless Cisco requests direct shipment to a non U.S. location.

--------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

         3.4 PAYMENT TERMS. Frontier will invoice Cisco with each shipment and payment terms will be the full invoiced amount payable within [*] after Cisco receives the invoice and shipment [*]. Cisco shall be entitled to a [*] if payment is made within [*] after Cisco receives the invoice. No invoice shall be submitted to Cisco until shipment to Cisco of the items covered by such invoice.

4.       PURCHASE ORDERS

         4.1 PURCHASE ORDERS. Cisco purchase orders for Products shall be submitted to Frontier in writing. Each purchase order shall include:

                  Identification of Products ordered;
                  Quantity to be purchased;
                  Price of Products ordered;
                  Requested delivery dates;
                  Shipping instructions.

         4.2 FORECASTS. Cisco will provide Frontier with nonbinding one hundred twenty (120) day forecasts of its requirements for Products on a monthly basis.

         4.3 PLACEMENT BY CISCO. All purchase orders and invoices under this Agreement shall be subject only to the terms and conditions hereof. In the event the terms of any such purchase order, confirmation or similar document conflict with or are additional to the terms of this Agreement, the terms of this Agreement alone shall apply and shall govern regardless of execution of such document by one or both parties, except that the parties may agree to negotiate non-preprinted terms which shall be effective if executed by both parties. Any other Frontier terms and conditions shall not apply to this Agreement or the purchase orders.

         4.4 ACCEPTANCE BY FRONTIER. Subject to the establishment of mutually reasonably agreeable delivery dates, Frontier shall accept and acknowledge in writing all purchase orders submitted by Cisco within [*] after receipt thereof. Notwithstanding the foregoing, Frontier shall accept all Cisco purchase orders requesting shipment [*] (or greater) from the date of Frontier's receipt of the purchase order and shall keep a sufficient supply of the Products on hand to enable Frontier to timely fill all such purchase orders. Each acknowledgment shall include a firm shipping date for the Products ordered in the purchase order. "Working day" shall mean a regular week day on which Cisco is open for business.

         4.5 [*]. Cisco reserves the right to [*] delivery of any purchase orders, or part of any purchase order at any time prior to [*] from the scheduled delivery

--------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

date. Cisco may [*] any purchase orders, or any part of any purchase order at any time prior to the scheduled delivery date, however, Cisco shall be limited to [*] per purchase order, and such request, if made within [*] of the initially scheduled delivery date, may not extend beyond [*] from the initially scheduled delivery date. [*] made prior to [*] of the initially scheduled delivery date shall be subject to the following limitations and/or penalties:

                                                                                [*] TERMS
DAYS FROM SCHEDULED DELIVERY DATE                                                                  PENALTY CHARGES
Less than/equal to [*], but greater than [*]                              [*]                            [*]
Less than/equal to [*], but greater than [*]                              [*]                            [*]
Less than/equal to [*], but greater than [*]                              [*]                            [*]

         Frontier will use its best efforts to meet any scheduled ship dates, but reserves the right to schedule, reschedule or make partial shipments at its discretion. When Products are in short supply, Frontier will use its best efforts to allocate equitably among all customers.

         Notwithstanding anything to the contrary in this Section 4.5, in the event Frontier reschedules the delivery of any Product order, or part thereof by twenty-one (21) days or more, or if Frontier is twenty-one(21) days or more late in delivering a Product order or part thereof, Cisco shall have the right to cancel any such rescheduled or late order without penalty.

         4.6 ORDER INCREASES. Upon written request from Cisco, Frontier shall use best efforts to increase the quantities of Product to be delivered to Cisco under existing purchase orders as follows: (i) from [*] prior to a scheduled shipping date, Frontier will increase quantities of Products by up to [*]; (ii) from [*] prior to a scheduled shipping date, Frontier will increase quantities of Products by up to [*]; and (iii) more than [*] prior to a scheduled shipping date, Frontier will increase quantities of Products by up to [*].

         4.7 RUSH ORDERS. Frontier shall use its best efforts to meet Cisco's requirements for reasonable rush orders for Products requiring immediate delivery within [*]. The parties will negotiate in good faith the prices for such rush orders, taking into consideration Frontier's available inventory and additional shipping and personnel expense necessary.

         4.8 DISCONTINUANCE. In the event that Frontier intends to discontinue the manufacture and sale of any Product, Frontier shall give at least [*] prior written notice to Cisco. During such [*] period (the "Discontinuance Period"), Cisco may place purchase orders for such Product pursuant to this Agreement, provided however, the last delivery date for such Product shall not be more than [*] after the end of such Discontinuance Period. In no event shall Frontier sell such Product to any other of its customers after it stops selling such Product to Cisco.


--------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

5.       PRODUCT ACCEPTANCE AND QUALITY

         5.1 INSPECTION AND ACCEPTANCE BY CISCO. Notwithstanding any prior inspection or payment by Cisco, all Products will be subject to final inspection and acceptance at Cisco's specified destination after delivery by Frontier. If and when Frontier qualifies to bypass Cisco's incoming inspection requirement pursuant to Cisco's Quality Program described in Exhibit G, then Frontier agrees that any Product which Cisco determines to be nonoperable upon its removal from its original packaging and initial checkout ("DOA"), whether discovered by Cisco, its subcontractor or its customer, will be treated as though discovered during Cisco's final acceptance process and shall be rejectable pursuant to the terms hereof.

         5.2 REJECTION. In case any Product is defective in material or workmanship, or otherwise not in conformity with the requirements of Cisco's applicable Specifications, Cisco will have the right, at its sole option, to reject such Product; to require correction of such Product; to accept such Product with an adjustment in price; or to return such Product for credit or refund. Any Product that has been rejected or required to be corrected must be replaced or corrected by and at the expense of Frontier on a best efforts basis within [*] after receipt by Frontier of the rejected material. If, after being requested by Cisco, Frontier fails to promptly replace or correct any defective item, then Cisco shall have the right, at its sole option, to
(i) replace or correct such Product and charge to Frontier the cost occasioned thereby, or (ii) without further notice, cancel the applicable purchase order relative to the rejected material without penalty or this Agreement for default in accordance with Section 14 below and require refund of any payments made relative to the rejected purchase order material. In the event Cisco returns Products due to perceived defects in material and workmanship and/or nonconformity to Specifications and Frontier determines, upon its examination and testing of the Products, that Cisco has currently rejected the Products which are not defective or in conformity to the Specifications (categorized as "No Problem Found" or "NPF"), Frontier retains the right to charge Cisco a reasonable fee to cover the necessary processing and testing of the returned units. Cisco shall further credit Frontier for any reasonable fees that Frontier may have paid to deliver the replacement Products to Cisco per Cisco's request. Frontier agrees to provide Cisco with the review documentation to validate its findings with respect to NPF's. No fees or credits shall be paid by Cisco unless and until Cisco has validated Frontier's NPF findings.

         5.3 PACKING. Unless otherwise specified by Cisco, Frontier will package and pack all goods in a manner which is (i) in accordance with good commercial practice, (ii) acceptable to common carriers for shipment at the lowest rate for the particular goods, (iii) in accordance with I.C.C. regulations, and (iv) adequate to insure safe arrival of the goods at the named destination. Frontier will mark all containers with necessary lifting, handling and shipping information and with purchase order numbers, date of shipment, and the names of the consignee and consignor. An itemized packing list must accompany each shipment which shall include (i) prominently the

--------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

purchase order number and (ii) the description, part number, revision level, and quantity of the Products so shipped.

         5.4 LABELING. Frontier shall label and package all Products pursuant to the specifications set forth in Exhibit H, which may be amended by Cisco from time to time upon [*] notice. Frontier acknowledges and agrees that, except as necessary to fulfill its obligations under this Agreement, it obtains no rights in Cisco's trade names, trademarks, service marks or other designations and shall not use any of the Cisco material provided pursuant to this Section 5.4 other than as expressly permitted herein.

         5.5 RETURN PROCEDURE. In the event Cisco rejects Product due to defects in workmanship or non-conformance to Specifications, Cisco may, at its option, return the Product to Frontier F.O.B. Cisco's location or retain such Product, at Frontier's expense, and withhold payment pending Frontier's instructions.

6.       PRODUCT SPECIFICATIONS; CHANGES

         6.1 SPECIFICATIONS. Frontier agrees to supply materials acceptable to Cisco's Specifications. Frontier shall not make any changes in the form, fit, function, design or appearance of the Product purchased hereunder, or to any Specifications for any Product irrespective of impact on form, fit, or function, without Cisco's prior written approval.

         6.2 PRE-SHIPMENT TESTING. Prior to delivery, Frontier shall test all Products in accordance with the test procedure set forth in Exhibit D ("Test Procedure"), and shall not ship Products which fail to meet the Specifications. Cisco may from time to time and at a mutually acceptable time send its quality control personnel to Frontier's factory to assist in or observe the testing. In addition, Cisco may, from time to time, request modifications to Frontier's test procedure, where repetitive failure to meet Specifications has been noted on shipped equipment. Frontier shall not unreasonably withhold modifications of this procedure.

         6.3 ENGINEERING CHANGE APPROVAL. Frontier shall not make any changes to any production process, or the controlled process parameters or sources, types or grade classifications of materials used, which alter the form, fit or function of the Product without first obtaining from Cisco an engineering change approval. Within one (1) working day after learning of any bug or other problem in a Product which will or already has resulted in an impact to the installed customer base of such Product, and in any event no later than at the time an engineering request is made, Frontier will notify Cisco of such problem. For purposes of the immediately preceding sentence in this Section 6.3, "impact" shall mean that a significant number of Frontier's customers have been affected by a bug or any other problem with the Product, and have notified Frontier of the respective bug or problem. Frontier shall submit a request to make a change containing engineering data in support of the request. Within ten (10) working days of receiving

--------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

such request, Cisco shall respond to Frontier's request and shall either (i) approve the change, (ii) disapprove the change, or (iii) extend the deadline for the approval or disapproval period for an additional twenty (20) working days.

         6.4 CISCO'S ENGINEERING CHANGE REQUEST. When an engineering change is required by Cisco, Cisco shall provide Frontier all applicable documentation, specifications and requested effective date of such engineering change. Frontier will respond initially within [*], advising Cisco as to (i) implementation and the effective date of such change, (ii) associated costs and effect to on-hand materials, (iii) on order materials, work in process, and (iv) the impact of the change upon existing Product pricing and shipment schedules for the entire period for which purchase orders are outstanding. Frontier shall also identify any materials issue or process issue that modifies the shipment schedule that was in effect immediately prior to the engineering change.

         6.5 Where a requested change may create scrap costs, Frontier agrees to stop work in process and/or orders for materials within [*] of notification by Cisco. Materials on-hand or on order and work in process which has become obsolete as a result of the engineering change shall be treated in the same manner as termination of a purchase order in accordance with Section 14.6 hereunder. Cisco must issue requisite documentation and purchase order release changes before Frontier will begin the change implementation.

7.       END-USER DOCUMENTATION

         7.1 SCOPE. Frontier agrees to develop, write, print, manufacture, maintain, and ship all Product-related end-user documentation so that it will have a Cisco "look-and-feel" (as defined below).

                  (a) End-user Product documentation content is determined by the Product, and Cisco's documentation guidelines. Documentation will include, without limitation, user guides, hardware installation guides, software configuration and command reference guides, software release notes and hardware errata.

                  (b) Frontier hereby grants to Cisco, for the term of the Agreement (inclusive of any extensions or associated survival periods), and pursuant to the terms and conditions of this Section 7, a royalty-free, non-exclusive, non-transferable license to use, modify and distribute any of Frontier's standard documentation which has been incorporated into the "look and feel" documentation developed by Frontier for Cisco hereunder (the "Cisco Documentation"). While Frontier shall include all proprietary rights notices on Frontier's standard documentation during the development process of the Cisco Documentation, Cisco retains the right to modify the Cisco Documentation subsequent to Frontier's delivery of the Cisco Documentation to Cisco, and, as such, shall

--------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

        incorporate any such proprietary rights notices which may have been removed by Cisco during its modification of the Cisco Documentation prior to distribution of the Cisco Documentation to its end user customers.

                  (c) Cisco "look-and-feel" means utilizing and adhering to Cisco's then current customer documentation templates, style guide, and printing standards, as defined and specified from time to time by Cisco.

                  (d) Cisco will provide at its expense all required templates, style guides, documentation samples, and printing guidelines.

                  (e) Frontier agrees not to modify Cisco documentation templates.

                  (f) Frontier will develop and maintain all end-user documentation in [*] templates provided by Cisco. Frontier will provide any required technical illustrations in [*] format. Frontier will purchase and maintain the [*] and [*] tools at its own expense.

                  (g) Cisco will provide reasonable editorial assistance at alpha, beta, and final draft stages to assist Frontier in complying with the Cisco "look and feel."

                  (h) Frontier will provide one (1) printed copy of each end-user manual with each Product shipped.

         7.2 DOCUMENTATION REVIEW CYCLES. Cisco will review all end-user documentation at alpha, beta, and final draft stages and will provide markups to Frontier in hard-copy or electronic medium for incorporation into the documentation. Cisco retains sole and final sign-off approval at the above-mentioned draft stages for all end-user documentation.

         7.3 ELECTRONIC PUBLICATION. Frontier will provide an electronic copy of the end-user documentation files (including all illustrations) at alpha, beta and final sign-off stages, and prior to any subsequent revision cycle, for the life of the manual(s). Cisco shall have the exclusive right to distribute manual(s) electronically.

         7.4 OWNERSHIP. Cisco shall own all right, title and interest in the Cisco Documentation provided, however, that Frontier retains all rights, title and interest in the content of Frontier's standard documentation which has been utilized in the development of the Cisco Documentation. Frontier hereby assigns to Cisco all right, title and interest to the Cisco Documentation and shall execute such instruments as Cisco may reasonably may request to effect and record such assignment. Frontier may not distribute the Cisco Documentation in any format or medium or for any purpose to any third party without prior written consent of Cisco. Upon termination or expiration of the Agreement, the Parties shall cease any development and

--------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

distribution of the Cisco Documentation, except to the extent that Cisco retains survival rights to distribute any Cisco Documentation with Products remaining in Cisco's inventory at the time of termination or expiration that are subsequently sold by Cisco during the survival period of the Agreement and for technical and support purposes for the installed base of Products. The Parties further agree, upon termination or expiration, to meet to determine the appropriate disposition for all work in process and excess, unreserved Cisco Documentation which remains in either Cisco's inventory or at Frontier's manufacturing facility awaiting completion and/or delivery to Cisco at the time of termination or expiration.

         7.5 PRINT QUALITY. Cisco's written approval is required prior to printing any end-user documentation with Cisco "look-and-feel."

                  (a) Cisco retains the right to review and approve any print vendor selected by Frontier for adherence to Cisco quality practices and competitive pricing.

                  (b) Four-color process covers: Cisco will provide at its expense all film for four-color covers. Frontier will provide, at is expense, a trimmed composite blueline for Cisco's approval prior to printing any color process covers.

                  (c) Self-cover manuals (one-color): Frontier will provide a trimmed blueline for Cisco approval prior to printing.

                  (d) Cisco may, at its discretion, require a first-article prior to accepting delivery of any end-user documentation.

         7.6 REVISION CYCLES. Once documentation is "in-print," Frontier will revise the printed end-user manual(s) as necessary to accurately support the Product. Frontier and Cisco will agree upon a reasonable revision cycle, determined by anticipated Product enhancements, documentation errors, and/or changes.

                  (a) Frontier will issue Software release notes or hardware errata in a timely manner, and ship them with their related Cisco Documentation.

                  (b) Frontier will notify Cisco within thirty (30) days of Frontier's intent to revise a printed document.

                  (c) Document revisions will include all relevant Product enhancements and new technical information.

                  (d) Document revisions will receive alpha, beta, and final draft reviews by Cisco. Cisco retains sole and final draft sign-off approval.

                  (e) With each revision, Frontier will provide electronic copies of files, as specified in Section 7.3.

         (f) Frontier will reprint revised documentation as specified in Section 7.5.

         7.7 DOCUMENTATION LIFE-CYCLE. Frontier agrees to maintain end-user documentation in print until Cisco notifies Frontier it will cease distributing a particular Product. Frontier will manage the physical documentation inventory.

         7.8 DOCUMENTATION NRE. In consideration of Frontier's creation of the Cisco Documentation hereunder, Cisco agrees to pay Frontier the amount of [*] upon completion and Cisco's acceptance of the Cisco Documentation.
Cisco further agrees to pay for additions,/modifications to existing Cisco Documentation or for the creation of new documentation, both of which may be required as a result of Frontier's addition of new Products to the Agreement, provided, however, that (i) Cisco has requested and/or authorized the modifications of the existing documentation or the creation of any new documentation, and (ii) specification/technical requirements have been provided by Cisco to Frontier, and (iii) the Parties have reached agreement with respect to the price to be paid to Frontier for the documentation prior to Frontier's initiation of any such work.

8.       SUPPORT

         8.1 CUSTOMER SUPPORT. Cisco will provide all first and second level customer support in the same manner that it provides such support for its other similar products. Frontier will provide third-level or other customer support [*] to Cisco by telephone and e-mail seven days a week, twenty-four hours per day with a maximum one hour telephone response time. On-site third level problem support shall be as mutually agreed by Cisco and Frontier, but at a minimum will include troubleshooting and providing bug fixes in the Software and hardware of the Product. Cisco shall provide Frontier feedback on any software bugs and potential fixes, which will then be incorporated into the Software.

         8.2 TECHNICAL SUPPORT. Frontier agrees to regularly supply Cisco with all bug notes or other documentation defining the relevant hardware and software information, symptoms, solutions or work-arounds for Product problems which affect form, fit or function. During the term of this Agreement, Frontier will provide such support to Cisco [*]. This information will be provided via an electronic means (e.g. an FTP server).

         8.3 ENGINEERING CHANGES. Frontier agrees to provide Cisco, with new releases of maintenance modifications or engineering changes approved by Cisco pursuant to Section 6.3, suitable for preparation by Cisco as a Product for distribution to Cisco's customers, at Cisco's discretion. Cisco may request that Frontier update all of Cisco's customer support documentation and Product inventory to incorporate modifications or changes. In addition, if the parties mutually determine that Products or Product parts must be replaced in the field (including

--------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

without limitation to rectify epidemic failure), Frontier will, at a minimum, provide retrofit kits to Cisco [*].

         8.4 REPAIR PROCEDURE. After expiration of the Warranty Period, Frontier will continue to provide repair for Products and Product parts. Repair is defined as repairing the part or Product and bringing it up to the current engineering change. Frontier will track Products returned for repair by serial number and will ship repaired parts within five (5) days from receipt. Cisco shall be responsible for all inbound and outbound freight associated with Product repair. Each part will be individually packaged and meet Cisco packaging specifications. Frontier will provide quarterly part failure reports on a best efforts basis. Such part failure reports will include, by serial number, each part repaired, failure symptom, and determined failure. Frontier will use a [*] or better within the U.S. and [*] or better internationally (if applicable). Prices and charges for repair of parts and Products and for spare parts are set forth in Exhibit E.

         8.5 EMERGENCY PART SHIPMENT PROCEDURE. In cases of emergency, as reasonably determined by Cisco, Frontier will ship (at Cisco's expense) to Cisco part(s) or Product(s) with [*] to Cisco. Such parts or Products shall only be used for service and support and may not be resold by Cisco other than as part of Cisco's customer service and support program.

         8.6 SUPPORT DOCUMENTATION. Promptly upon Cisco's written request, Frontier agrees to supply Cisco with all technical documentation and resources that the Parties reasonably determine to be useful or necessary to perform customer support and troubleshooting or to analyze the technical benefits and risks of introducing new software or hardware releases of the Products into Cisco's customer base. Such support documentation will include, without limitation: (i) hardware and software specifications, (ii) information on debugging/support tools, and (iii) lists of all error messages with explanations as needed and recommended actions.

         8.7 PRODUCT REPORTS. Frontier will keep accurate records of Product deficiencies (bugs) and make such reports available to Cisco at least [*] on a best efforts basis. Frontier will maintain an electronic means (e.g., an FTP server) through which Cisco can obtain up-to-date information on bugs, fixes, and code updates.

         8.8 DISCONTINUED PRODUCTS. Frontier will use best efforts to provide support to Cisco, pursuant to this Section 8, for each discontinued Product for [*] after the date of such discontinuance.

         8.9 SUPPORT PRIORITIZATION AND ESCALATION GUIDELINES, To ensure that all Product problems and technical inquiries are reported in a standard format, Frontier will use and comply with the problem priority definitions and escalation guidelines as set forth in Exhibit F hereto, and Cisco shall assign a priority to all problems submitted to Frontier. Based on the priority of a

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Securities and Exchange Commission pursuant to Rule 406 promulgated under the
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Product problem, Frontier agrees to provide Cisco fixes or work-arounds in the following time frames:

    Priority 1: Fix or work-around within [*] of problem report to Frontier Priority 2: Fix or work-around within [*] of problem report to Frontier Priority 3: Fix of work-around within [*] of problem report to Frontier Priority 4: Fix or work-around within [*] of problem report to Frontier

For Priority 3 or 4 problems, if Frontier is [*], the Frontier will provide to Cisco within [*], at a minimum, a written plan for addressing the problem.

         8.10 TRAINING. Frontier shall offer, at its expense, its standard training and instruction class in the service and maintenance of the Products up to [*] during the term of this Agreement at Cisco's San Jose headquarters at times mutually reasonably agreed upon by Frontier and Cisco, such training classes to last no more than three (3) days each. In addition, this training will be offered from time to time as requested by Cisco or as otherwise needed as new Products are added to this Agreement and as existing Products are enhanced and shall also include compatibility issues, engineering debug capabilities, customer premises debug capabilities. Frontier will provide training for new Products prior to initial shipment of each new Product and for a minimum of twenty-five (25) people at a Frontier facility or a location mutually reasonably agreed upon by Frontier and Cisco. Training will be provided at no cost to Cisco, except that Cisco will bear all travel and living expenses of its employees during such training. Frontier shall pay all costs associated with shipping training materials to Cisco's San Jose facilities. Additional terms regarding training classes at Cisco sales offices will be negotiated by the parties in good faith.

         8.11 SUPPORT OF CISCO ENHANCEMENTS. In the event Cisco exercises its right to make Software enhancements, Frontier is obligated to fix software bugs only if the problem can be demonstrated to exist in the Software without the Cisco enhancements.

9.       REPRESENTATIONS AND WARRANTIES

         9.1 WARRANTY OF TITLE. Frontier warrants and represents to Cisco that
(i) Cisco shall acquire good and clear title to the Products, free and clear of all liens and encumbrances, (ii) all materials and services provided hereunder including, without limitation, the Products, are either owned or properly licensed by Frontier or are in the public domain and the use thereof by Cisco or its affiliates, customers, representatives, distributors or dealers will not infringe any proprietary rights of any third party, (iii) Frontier has the full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights and licenses granted to Cisco in this Agreement and (iv) Frontier's compliance with the terms and conditions of this

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Securities and Exchange Commission pursuant to Rule 406 promulgated under the
Securities Act of 1933, as amended.

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Agreement will not violate any Federal, state or local laws, regulations or ordinances or any third party agreements.

         9.2 PRODUCT WARRANTY. To Cisco and its customers Frontier warrants the Products will be new and unused, will perform in accordance with the applicable Specifications and related documentation provided by Frontier (and will achieve any function described therein), and will be free from defects in materials, workmanship or design for a period of [*] from the date of shipment (the "Warranty Period"). Frontier further warrants that repairs will be free from defects outside the Warranty Period for a period of [*].

         9.3 During the Warranty Period, Frontier will repair or replace (at its option), and return or deliver to the location designated by Cisco within [*] from receipt, any defective Product or part, provided that the Product or part is returned to Frontier. Unless Frontier reasonably demonstrates a returned item is free from defect, Frontier shall pay the costs of all shipping and insurance of the item (including, upon repair or replacement, return of the same or replacement item to the original location) and assume the risk of loss during shipping. All replaced parts become the property of Frontier.

         9.4 This limited warranty does not extend to any Products that have been misused, abused, serviced by anyone other than a Frontier authorized representative, Cisco or a party authorized by Cisco, or damaged due to accident or act of God. EXCEPT FOR THE WARRANTIES PROVIDED IN THIS AGREEMENT, NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE WARRANTIES PROVIDED BY FRONTIER IN THIS AGREEMENT, NO ADDITIONAL REPRESENTATION OR WARRANTY, INCLUDING BUT NOT LIMITED TO: STATEMENTS OF CAPACITY, SUITABILITY FOR USE OR PERFORMANCE, WHETHER MADE BY FRONTIER EMPLOYEES OR CISCO SHALL BE CONSIDERED TO BE A WARRANTY BY FRONTIER FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF FRONTIER WHATSOEVER.

         9.5 EPIDEMIC HARDWARE FAILURE. For the purposes of this Agreement epidemic failure will be deemed to have occurred if more than [*] of the [*] total installed base of [*] Product should fail in [*] within a time period of [*]. In the case of epidemic failure Frontier and Cisco will cooperate to implement the following procedure:

                  (a) Cisco will immediately notify Frontier upon discovery of the failure.

                  (b) Within [*] Frontier will give an initial response indicating its preliminary plan for diagnosing the problem.

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Securities and Exchange Commission pursuant to Rule 406 promulgated under the
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                  (c) [*] will [*] exert [*] efforts to diagnose the problem and plan a work-around or more permanent solution.

                  (d) Frontier will apply its engineering change order procedure in appropriate circumstances for hardware problems originating in the manufacturing process.

                  (e) [*] will prepare and consult with [*] regarding an appropriate [*] as well as an appropriate [*], as an [*], if one is needed.

                  (f) [*] will [*] on a recovery plan.

[*] will be responsible for [*] in rectifying any epidemic failure, including without limitation, for any solution, work-arounds, recovery plan or engineering changes.

10.      MANUFACTURING RIGHTS

         10.1 CISCO'S RIGHT TO MANUFACTURE. Frontier grants Cisco, for a period not to exceed [*] from Cisco's exercise of such grant, a worldwide, nonexclusive, non-transferable right and license to manufacture or have manufactured the Products ("Manufacturing Rights") at any time upon occurrence of any of the events and/or circumstances defined below, provided the parties' management has met to review the event and/or circumstances causing the transfer of Manufacturing Rights to Cisco and has failed, after exhausting all reasonable efforts, to reach an alternative resolution.

                  (a) If Frontier fails to consistently supply Cisco with Products meeting the applicable Specifications in the quantities required in accordance with Cisco purchase orders, and fails to provide Cisco with a reasonable cure and/or reasonable assurances of an expeditious cure within [*] of receipt of Cisco's notification of Frontier's failed performance. For the purposes of this section, Frontier shall have been deemed to have failed consistently in performing its obligations to supply Products if: (i) for any [*] period, Frontier fails to deliver at least [*] of the required quantities of the Product on or before the scheduled delivery dates; or, (ii) greater than [*] of the Products delivered over any [*] are defective in any material respect with regard to materials and workmanship. Cisco agrees to provide Frontier with a [*] which identifies the [*] associated with Frontier's [*] to enable Frontier to review and correct any deficiencies in its performance hereunder. In the event Cisco fails to provide the required [*] for any of the [*] which are the basis for Frontier's failed performance hereunder, Cisco may not invoke its Manufacturing Rights unless and until such time as Cisco provides Frontier with the

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Securities and Exchange Commission pursuant to Rule 406 promulgated under the
Securities Act of 1933, as amended.

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

         required [*] and notice of Frontier's failure for the specified
         [*], and Frontier, after receipt of the [*] and notification from Cisco, fails to provide Cisco with a reasonable cure and/or reasonable assurances of an expeditious cure within [*] of receipt of said notification. In the event Frontier cures its failed performance within the required time frame, Cisco may not invoke any Manufacturing Rights under this section until such time as Frontier fails to meet delivery or quality standards for any subsequent [*] period.

                  (b) If Frontier discontinues manufacturing of the Product and fails to make a substitute available that, in Cisco's reasonable judgment, is equivalent in form, fit and function.

                  (c) If Frontier becomes insolvent or seeks protection under any bankruptcy, receivership, trust, deed, deed, creditors arrangement, composition or comparable proceeding, or if such is instituted against Frontier.

                  (d) If Frontier assigns or transfers its rights or obligations under the Agreement to a direct competitor of Cisco's without prior written consent, including, without limitation, any transfer by sale, merger or other working combination of ownership of or control over more than [*] of the voting securities or control of Frontier.

                  (e) If Cisco terminates the Agreement by reason of any other material breach by Frontier of its obligations hereunder, and such obligations remain uncured for the later of [*] or a mutually accepted period of time after Frontier's receipt of written notice thereof from Cisco. Notwithstanding Cisco's rights with respect to termination as defined in this Section 10, Cisco agrees, in the interest of maintaining the ongoing relationship between the Parties as set forth by the Agreement, to contact Frontier to schedule a meeting with Frontier's senior management to discuss and review resolution alternatives to the material breach prior to delivery of written notice of termination to Frontier. In the event the Parties fail to identify a reasonable resolution to the breach during the management meeting, Cisco may, immediately thereafter, deliver termination notice to Frontier.

         10.2     ROYALTIES AND LICENSE FEES.

                  (a) In the event Cisco exercises its Manufacturing Rights, Cisco agrees to [*] on all Products manufactured and distributed by Cisco hereunder equal to [*] of Cisco's [*] for the Product. All royalties will be computed on a per unit basis and paid quarterly within [*] following the end of each Cisco quarter.

                  (b) Cisco shall be obligated to pay all license fees and royalties, if any, with respect to any third party proprietary rights and technologies which are required for the


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Securities and Exchange Commission pursuant to Rule 406 promulgated under the
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         exercise of Cisco's Manufacturing Rights and which are listed in
         Exhibit I. All other such third party royalties and licenses which are not listed in Exhibit I and which are required for Cisco to exercise the Manufacturing Rights under this Agreement shall be paid by Frontier.

         10.3 AUDIT RIGHTS. In the event Cisco exercises its Manufacturing Rights as provided hereunder, Cisco agrees to keep and maintain, for a period of [*] after the end of the year to which they pertain, complete and accurate records of the Products manufactured and distributed by Cisco in order to calculate and confirm Cisco's royalty obligations under Section 10.2 above. Upon reasonable prior notice, Frontier will have the right, exercisable not more than once every [*], to appoint an independent accounting firm reasonably acceptable to Cisco, at Frontier's expense, to examine such books, records and accounts during Cisco's normal business hours to verify the royalties due by Cisco to Frontier under Section 10.2 above, subject to such independent accounting firm's execution of Cisco's standard confidentiality agreement; provided that execution of such agreement will not preclude such firm from reporting its results to Frontier. In the event such audit discloses an underpayment or overpayment of royalties due hereunder, the appropriate party will promptly remit the amounts due to the other party.

         10.4     MANUFACTURING INFORMATION ESCROW.

                  (a) The parties agree that upon request by Cisco, Frontier will promptly place the following materials into an escrow account: (i) the source code and applicable documentation for the Products (in either electronic media form or hard copy) and (ii) certain applicable manufacturing information ("Escrowed Materials"). Cisco shall select the escrow agent (subject to Frontier's reasonable approval), and be responsible for the establishment, administration and cost of the escrow account. Immediately upon termination of this Agreement, all Escrowed Materials will be released back to Frontier. The Escrowed Materials will be released for use by Cisco, subject to the terms and conditions hereof, only after notice to Frontier and only under circumstances in which Cisco would otherwise be entitled to exercise the Manufacturing Rights. Frontier agrees to promptly deposit, at least [*] per year, into escrow any and all updates, enhancements and modifications to the Escrowed Materials.

                  (b) In the event Cisco exercises its Manufacturing Rights hereunder, at no cost to Cisco, Frontier shall provide Cisco such technical support and assistance as Cisco may reasonably request in connection with the manufacture of the Products.

                  (c) Cisco agrees that it will maintain the Escrowed Material delivered to it under this Agreement in strict confidence and will require its contractors to do the same. Any source code which is delivered as part of the Escrowed Material will be subject to Cisco's confidentiality obligations set forth in Section 12.

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Securities and Exchange Commission pursuant to Rule 406 promulgated under the
Securities Act of 1933, as amended.

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                  (d) Cisco's rights to use the Escrowed Materials, upon the exercise of Manufacturing Rights, shall be limited to support, maintenance and manufacture of the Products only. Cisco shall be prohibited from: (i) disclosing, selling, copying or otherwise transferring the Escrowed Materials except as necessary to carry out Cisco's right to support, maintain and manufacture the Products; or
         (ii) removing the Escrowed Materials from Cisco's facilities or the facilities of Cisco's authorized manufacturer(s) of the Products. Cisco further agrees, at all times while in possession of Frontier's Escrowed Materials, to protect against unlawful disclosure and ensure the integrity and protection of Frontier's proprietary rights by maintaining, as applicable, Frontier's proprietary rights notices (A) in the source code of the Escrowed Materials, in the comment lines at the beginning of each significant module; (B) on the terminal screen when each user starts that program; (C) on the label for the magnetic media that contains the program; and (D) on all technical manuals and related documentation for the program.

11.      INDEMNIFICATION

         11.1     PROPRIETARY RIGHTS.

                  (a) Frontier agrees to indemnify, defend and hold harmless Cisco and its officers, directors, employees, shareholders, customers, agents, successors and assigns from and against any and all loss, damage, settlement or expense (including legal expenses), as incurred, resulting from or arising out of any claims which allege that any Products or the use or sale thereof infringe upon, misappropriate or violate any patents, copyrights, or trade secret rights or other proprietary rights of persons, firm or entities who are not parties to this Agreement except for such claims that result solely (i) from Frontier's compliance with design specifications and/or data sheets supplied by Cisco or (ii) from Cisco's alteration or modification of Products after delivery by Frontier; provided that Cisco (i) promptly notifies Frontier, in writing, of any notice or claim of such alleged infringement or misappropriation involving the Products of which it becomes aware, and (ii) permits Frontier to control, in a manner not adverse to Cisco, the defense, settlement adjustment or compromise of any such claim using counsel reasonably acceptable to Cisco. Cisco may employ counsel, at its own expense (provided that if such counsel is necessary because of a conflict of interest of either Frontier or its counsel or because Frontier does not assume control, Frontier will bear such expense), to assist it with respect to any such claim. Frontier shall not enter into any settlement that affects Cisco's rights or interest without Cisco's prior written approval. Cisco shall have no authority to settle any claim on behalf of Frontier.

                  (b) If by reason of such infringement claim, Cisco or its customers shall be prevented or are likely to be prevented by legal means from selling or using any Products, or if, in Frontier's opinion, such claim is likely to occur, Frontier will use its best efforts, at its expense, to: (i) obtain all rights required to permit the sale or use of the Products by Cisco and its customers; or (ii) modify or replace such Products to make them non-infringing (and extend this indemnity thereto), provided that any such replacement or

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         modified Products are satisfactory to Cisco. If Frontier is unable to achieve either of the options set forth above within a reasonable period of time after the issuance of the injunction, but in no event longer than thirty (30) days after receipt of notice thereof, Frontier shall promptly refund to Cisco the invoiced purchase price, plus all shipping, storage, and associated costs, of any Products returned freight collect to Frontier which Cisco or its customers are legally prohibited from selling or using.

         11.2     PRODUCT LIABILITY INDEMNIFICATION.

                  (a) Frontier expressly and unequivocally agrees to and hereby does indemnify, release, defend and hold Cisco and its officers, directors, employees, shareholders, agents, successors and assigns harmless from and against all claims, damages, losses, costs and expenses, including attorneys' fees, arising in favor of any person, firm or corporation on account of product liability in any way relating to the Product, provided that Cisco (i) promptly notifies Frontier, in writing, of any notice or claim hereunder of which it becomes aware, and (ii) permits Frontier to control, in a manner not adverse to Cisco, the defense, settlement, adjustment or compromise of any such claim using counsel reasonably acceptable to Cisco. Cisco may employ counsel, at its own expense (provided that if such counsel is necessary because of a conflict of interest of either Frontier or its counsel or because Frontier does not assume control, Frontier will bear such expense), to assist it with respect to any such claim. Frontier shall not enter into any settlement that affects Cisco's rights or interest without Cisco's prior written approval. Cisco shall have no authority to settle any claim on behalf of Frontier. Notwithstanding the indemnification provisions of this Section 11.2, it is mutually agreed and understood that any and all obligations, commitments and liabilities with respect to Product liability as defined in this Section 11.2 shall not apply to Frontier to the extent Products are manufactured by Cisco in the event Cisco has exercised its rights to manufacture Frontier's Products pursuant to Section 10 hereunder, provided that Frontier's Product liability indemnity obligations under this Section 11.2 shall continue to apply for defects arising from the design of the Product.

12.      CONFIDENTIALITY

         Any proprietary information exchanged by the Parties during the term of this Agreement shall be treated pursuant to the Non-Disclosure Agreement, dated July 10, 1995.

13.      LIMITATION OF LIABILITY

EXCEPT UNDER SECTIONS [*], UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR

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treatment has been requested. All such omitted material has been filed with the
Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

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OTHER LEGAL OR EQUITABLE THEORY, FOR (I) ANY INDIRECT, SPECIAL, INCIDENTAL OR
CONSEQUENTIAL DAMAGES, (II) LOST PROFITS OR DATA OR (III) ANY AMOUNTS IN EXCESS OF THE [*] OR THE [*] FOR THE [*] THAT ARE THE SUBJECT OF THE CLAIM. THIS SECTION DOES NOT LIMIT EITHER PARTY'S LIABILITY FOR BODILY INJURY OF A PERSON.

14.      TERM AND TERMINATION

         14.1 TERM. Unless terminated earlier as provided herein, this Agreement shall have a term of three (3) years commencing from the Effective Date, unless terminated sooner by written notice given by a party pursuant to this Section
14. The parties may extend the term of this Agreement for up to additional one
(1) year periods by written agreement executed no later than sixty (60) days prior to the expiration of the then current term period. Upon any expiration or termination, the rights and obligations of the parties shall continue except that Frontier will not be required to accept further orders or undertake further product development.

         14.2 TERMINATION FOR CAUSE This Agreement may be terminated by a party for cause immediately by written notice upon the occurrence of any of the following events:

                  (a) If the other ceases to do business, or otherwise terminates its business operations; or

                  (b) If the other breaches any provision of this Agreement and fails to cure such breach within [*] (immediately in the case of a breach of Section 12) of written notice describing the breach; or

                  (c) If the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within ninety (90) days).

         14.3 TERMINATION FOR CONVENIENCE. Subject to the terms of this Section 14, Cisco may terminate this Agreement or any purchase order issued hereunder upon notice to Frontier. Both Cisco and Frontier agree to cooperate in good faith to minimize the negative impact to both parties. Cisco agrees to execute any termination for convenience in the following manner.

                  (a) Written notice informing Frontier of Cisco's intent to terminate this Agreement or any purchase orders issued hereunder.

                  (b) A minimum of nine (9) months lead time from the date of receipt of written notice by Cisco before full termination of Cisco's requirements.

         14.4 FRONTIER'S ACTIONS. Upon receipt of written notice pursuant to
Section 14.3, Frontier will, to the extent and at the times specified by Cisco, stop all work under the affected purchase order, place no further orders for materials to complete the work, orders and any

                                       20
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surviving rights under terminated subcontracts or orders, settle all claims thereunder after obtaining Cisco's approval, protect all property in which Cisco has or may acquire an interest, and transfer title and make delivery to Cisco of all completed Products, articles, raw materials, work in process, and other things held or acquired by Frontier in connection with the terminated portion of this purchase order. Frontier will proceed promptly to comply with Cisco's instructions respecting each of the foregoing without awaiting settlement of payment of its termination claim.

         14.5 CLAIMS. Within [*] after termination according to Section 14.3, Frontier may submit to Cisco its written claim for any charges due to Frontier from Cisco. Failure to submit the claim within [*] will constitute a waiver of all claims and a release of all Cisco's liability arising out of the termination.

         14.6 SETTLEMENT. In the event that Frontier properly files any claims under Section 14.5 above, Cisco agrees to pay to Frontier the amounts identified by Frontier in its invoice for any such termination that is promptly submitted to Cisco. Notwithstanding the foregoing, if Cisco reasonably disputes the amounts identified by Frontier in the submitted invoice and the parties fail (in good faith) to reach agreement on an adjusted invoice value, Cisco agrees to pay and Frontier shall accept the following amounts:

                  (a) The price for all Products completed (which items were delivered or available for delivery at the time notice of termination was given) pursuant to the affected purchase order(s) and not previously paid for as specified in Exhibit A.

                  (b) The actual, documented costs incurred by Frontier related to the terminated portion of the purchase order, including, only to the extent that any components, materials and other inventory cannot be used in any of Frontier's non-Cisco products: (i) Frontier's cost of component inventory for the terminated portion of the purchase order(s), (ii) Frontiers cost of work in process materials including manufacturing operations completed at the time of cancellation for the terminated portion of Cisco's purchase order, and (iii) reasonable cancellation charges incurred by Frontier from component suppliers for the terminated portion of Cisco's purchase order.

                  (c) The reasonable, documented costs incurred by Frontier in protecting property in which Cisco has or may acquire an interest.

                  (d) Notwithstanding the foregoing, payments made under this
         Section 14.6 shall in no event [*] in the terminated purchase order(s) less payments otherwise made or to be made. Any amounts payable for property lost, damaged, stolen or destroyed prior to delivery to Cisco win be excluded from amounts otherwise payable to Frontier under this
         Section 14. THIS SECTION 14.6 SETS FORTH FRONTIER'S ENTIRE REMEDIES


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Securities and Exchange Commission pursuant to Rule 406 promulgated under the
Securities Act of 1933, as amended.

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         WITH RESPECT TO A TERMINATION OF THIS AGREEMENT BY CISCO UNDER SECTION
         14.3 ABOVE.

         14.7 SURVIVAL; SUPPORT AFTER TERMINATION. Sections 2, 7.4, 9, 11, 12, 13, 14, 15, 16, 17, 18 and 19 and Cisco's right to distribute Products in inventory or subject to any pending purchase order shall survive termination or expiration of this Agreement. In the event of any termination or expiration of this Agreement, Frontier shall continue to provide maintenance support and hardware repair to Cisco at Frontier's prevailing rates. The support shall be provided a minimum of three (3) years after termination or expiration.

         14.8 Subject to Cisco's Manufacturing Rights under Section 10, upon Frontier's request, Cisco shall deliver to Frontier all Frontier property loaned to Cisco under this Agreement, without cost to Frontier (exclusive of freight costs). Frontier shall determine the manner and procedure for returning the Frontier property, and shall pay the corresponding freight costs.

15.      FORCE MAJEURE

         Neither party shall be considered in default of performance of its obligations under this Agreement to the extent that performance of such obligations is delayed by force majeure or contingencies or causes beyond the reasonable control of such party or its suppliers. In the event Frontier fails to deliver product due to such causes, Cisco may either:

                  (a) Terminate this Agreement or any part hereof as to Product(s) not shipped; or

                  (b) Suspend this Agreement in whole or in part for the duration of the delaying cause, and at Cisco's option, buy the Product(s) elsewhere and deduct from any commitment to Frontier the quantity so purchased. Frontier shall resume performance under this Agreement immediately after the delaying cause ceases and, at Cisco's option, extend the then current term period for a period equivalent to the length of time the excused delay endured.

16.      ASSIGNMENT

         This Agreement shall be binding on the parties hereto and their successors and assigns; provided, however, that Frontier shall not assign or transfer, in whole or in part, this Agreement or any of its rights or obligations arising hereunder without the prior written consent of Cisco, except that Frontier may assign this Agreement to a party that acquires all or substantially all of Frontier's business, stock or assets. Any purported assignment without such consent shall be null and void. Cisco may freely transfer, in whole or part, this Agreement and its rights and obligations hereunder.

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17.      NONSOLICITATION

         During the term of this Agreement and for one (1) year thereafter, each party will refrain from (i) soliciting the other party's employees or consultants for employment or other service or (ii) encouraging the other party's employees or consultants to leave the such other party for any reason.

18.      COMPLIANCE WITH LAWS; IMPORT/EXPORT

         18.1 COMPLIANCE WITH LAWS. Frontier warrants that in performance of work under this Agreement it has complied with or will comply with all applicable federal, state, local laws and ordinances now or hereafter enacted including, but not limited to OSHA, the Fair Labor Standards Act of 1938 (29 U.S.C. 201-219), the 8-Hour Law (40 U.S.C. 327-332), the Equal Opportunity and Affirmative Action Regulations, and laws restraining the use of convict labor. Frontier warrants that in performance of work under this Agreement it has complied with all laws, regulations, statutes and ordinances of all governmental entities including local, state, federal or international, now or hereafter enacted, which regulate any material because it is radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment including but not limited to the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Clean Air Act, the Montreal Protocol, the Toxic Substances Control Act and similar laws, rules, statutes, treaties or orders and international understandings. In addition, Frontier shall secure and maintain adequate workmen's compensation insurance in accordance with the laws of the state or states from which Frontier shall furnish Product and/or services for Cisco. Upon request, Frontier agree to issue certificates certifying compliance with any of the aforementioned laws or regulations as may be applicable to the Product and/or services being furnished hereunder.

         18.2 IMPORT AND EXPORT. Frontier shall provide all information under its control which is necessary or useful for Cisco to obtain any export or import licenses required for Cisco to ship or receive Products, including, but not limited to, U.S. customs certificates of delivery, affidavits or origin, and U.S. Federal Communications Commissions identifier, if applicable.

19.      GENERAL

         19.1 NOTICES. All notices shall be sufficient only if personally delivered, delivered by telecopy, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested, to either party at its address set forth below (or such other address as such party may provide by notice pursuant to this Section):

         Cisco Systems, Inc.                 Frontier Software Development, Inc.
         170 West Tasman Drive               321 Billerica
         San Jose, CA 95134-1706             Chelmsford, MA 01824

         If not received sooner, notice by mail shall be deemed received five
(5) days after deposit in the U.S. mails, properly addressed, with first class postage prepaid. Notice by telecopy shall be deemed received at the time sent or the next working day if such time is not during a working day.

         19.2 CONTROLLING LAW AND JURISDICTION. This Agreement shall be governed, controlled, interpreted and defined by and under the laws of the State of California and the United States, without regard to the conflicts of laws provisions thereof. Unless waived by Cisco (which it may do in its sole discretion) the exclusive jurisdiction and venue of any action with respect to the subject matter of this Agreement shall be the Superior Court of California for the County of Santa Clara or the United States District Court for the Northern District of California and each of the parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action. Service of process in any such action may be effected in the manner provided in Section 19.1 for delivery of notices.

         19.3 WAIVERS AND AMENDMENTS. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof include any other right, power or privilege. This Agreement may not be amended, changed, discharged or terminated except by a written document signed by duly authorized officers of the parties.

         19.4 SEVERABILITY. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall only apply to such provision and shall not render this Agreement unenforceable or invalid as a whole; and, in such event, such provision shall be modified or interpreted so as to best accomplish the objective of such unenforceable or invalid provision within the limits of applicable law or applicable court decision and the manifest intent of the parties hereto.

         19.5 RELATIONSHIP OF THE PARTIES. In fulfilling its obligations under this Agreement, each party shall be acting as an independent contractor. This Agreement does not make either party the employee, agent or legal representative of the other.

         19.6 BASIS OF BARGAIN. EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

         19.7 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) constitutes the entire Agreement between the parties hereto concerning the subject matter of this Agreement; and there are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

                                             CISCO SYSTEMS, INC.


                                             By: /s/ MARIO MAZZOLA
                                                -------------------

                                             Title: V.P. AND G.M. WBU
                                                    -----------------


                                             FRONTIER SOFTWARE
                                             DEVELOPMENT, INC.

                                             By: /s/ NARENDRA POPAT
                                                -------------------

                                             Title: PRESIDENT

                                    EXHIBIT A

                                PRODUCTS/PRICING



------------------------- ---------------------- ---------------------------------------------------------------------
PRODUCT                   U.S.                                                   [*]
MODEL                     LIST
NUMBER                    PRICE
------------------------- ---------------------- ---------------------------------------------------------------------
                                                                                 [*]
                                                 ---------------------------------------------------------------------
                                                          [*]                    [*]                    [*]
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
[*]                       [*]                             [*]                    [*]                    [*]
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
[*]                       [*]                             [*]                    [*]                    [*]
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
[*]                       [*]                             [*]                    [*]                    [*]
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
[*]                       [*]                             [*]                    [*]                    [*]
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
[*]                       [*]                             [*]                    [*]                    [*]
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
[*]                       [*]                             [*]                    [*]                    [*]
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
[*]                       [*]                             [*]                    [*]                    [*]
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
[*]                       [*]                             [*]                    [*]                    [*]
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
[*]                       [*]                             [*]                    [*]                    [*]
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
[*]                       [*]                             [*]                    [*]                    [*]
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


         When reference is made in the Agreement or any exhibit to Frontier's published U.S. List Price of a Product specially modified for Cisco, such reference shall mean Frontier's published U.S. List Price for Frontier standard product upon which the Product has been based. If Frontier shall modify, update, enhance or create a new version of a standard product upon which such a Product is based, it shall similarly modify, update, enhance or create a new version of the corresponding Product. Frontier will sell Products specially modified for Cisco only to Cisco.

--------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

                                    EXHIBIT B

                                    NOT USED

                                    EXHIBIT C

                             PRODUCT SPECIFICATIONS

                 INTELLIGENT RMON PROBES FOR FDDI/CDDI BACKBONES


- Cost effective RMON probes for 62.5/125 micron multimode FDDI and for CDDI

-        High Performance 90 Mhz Pentium processor

- RMON MIB and SMT support FDDI/CDDI for enterprise wide standard diagnostics

-        Support for Single and Dual attached physical connections

- Virtual analyzer for 7 layer EnterpriseRMON-TM- monitoring of multiple network parameters concurrently

-        In Band/Out of band configuration support via BootP, TFTP, and NSlogin

- Resource Manager-TM- option provides proactive monitoring of SNMP devices

- Ethernet or Token Ring interface connections for management communications

- Full packet capture and seven level protocol decode for FDDI/CDDI traffic

- Integrates with NETscout Manager for comprehensive mutli-topology monitoring



------------------------------------------------------------
NETscout
FDDI/CDDI Probes
------------------------------------------------------------ ----------------------------------
------------------------- ---------------------------------- ----------------------------------

         MODEL                       DESCRIPTION                         TOPOLOGY
------------------------- ---------------------------------- ----------------------------------
------------------------- ---------------------------------- ----------------------------------
     7101ET                       CDDI Probe                         CDDI/Ethernet
     7101TR                       Single Attached                    CDDI/Token Ring
------------------------- ---------------------------------- ----------------------------------
------------------------- ---------------------------------- ----------------------------------

     7102ET                       FDDI Probe                         FDDI/Ethernet
     7102TR                       Single Attached                    FDDI/Token Ring
------------------------- ---------------------------------- ----------------------------------
------------------------- ---------------------------------- ----------------------------------

     7103ET                       FDDI Probe                         FDDI/Ethernet
     7103TR                       Dual Attached                      FDDI/Token Ring
------------------------- ---------------------------------- ----------------------------------


NETSCOUT FDDI/CDDI PROBES PROVIDE FULL RMON CAPABILITIES FOR HIGH SPEED
BACKBONES

Distributed networks use a variety of topologies in order to maximize network performance and utilization. In many cases FDDI and/or CDDI technologies have been applied to needs for a high speed, high performance backbone connecting the variety of Ethernet, Token Ring, and WAN segments which typically integrate to form enterprise wide communications.

Since the development of the RMON standard, first for Ethernet and then extended to Token Ring, users have quickly adopted this standards based technology to provide both pro-active as well as reactive diagnostic operations for increasingly complex network configurations. However, no cost effective mechanism has exited to address the needs of users to understand the operation and diagnose problems associated with high speed backbone segments.

The NETscout 7100 Series EnterpriseProbe for FDDI/CDDI networks fills this major hole in diagnostic capabilities. Depending on the model selected, users may connect to both FDDI and CDDI network segments in either single or dual attached configurations. The NETscout's high performance Pentium processor allows users to gather RMON based statistics for all ring traffic activity.

NETscout's Domain View architecture provides the same capability to subdivide traffic on the ring and effectively operate multiple concurrent RMON probes on a single platform. Management from the NETscout RMON management package presents FDDI/CDDI information in exactly the same forms as for Ethernet and Token Ring thus presenting a complete and uniform diagnostic mechanism for multi-media enterprise networks.

                       INTELLIGENT RMON PROBES AND AGENTS


- High Performance 486 based multisegment probes and cost effective software agents

-        Support for Ethernet, Token Ring, FDDI, and WAN

-        Compatible with RMON standards for Ethernet (RFC 1271) and Token Ring
         (RFC 1513)

-        Compatible with any SNMP based Network Management System

- Virtual analyzer for 7 layer EnterpriseRMON-TM- monitoring of multiple network parameters concurrently

-        Selective packet capture and seven level protocol decode software

-        In Band/Out of Band configuration support via BootP, TFTP, and Nslogin

-        Support for duplicate IP address detection

-        Provides accounting statistics for utilization/bandwidth cost analysis

-        Resource Manager-TM- software option supports proxy SNMP



------------------------------------------------------------
NETscout
Product Family
------------------------------------------------------------ ----------------------------------
------------------------- ------------------------------------- --------------------------------------

         MODEL                        DESCRIPTION                             TOPOLOGY
------------------------- ------------------------------------- --------------------------------------
------------------------- ------------------------------------- --------------------------------------
     6010                       High performance 486 based             Ethernet
     6020                       intelligent probes                     Token Ring
     6040                                                              WAN (E connection)
     6050                                                              Ethernet/WAN
     6060                                                              WAN (TR Connection)
     6070                                                              Token Ring/WAN
------------------------- ------------------------------------- --------------------------------------
------------------------- ------------------------------------- --------------------------------------

     9510                       SPARC based software agents            Ethernet
     9530                                                              FDDI
------------------------- ------------------------------------- --------------------------------------


A COMPLETE FAMILY OF HIGH PERFORMANCE PROBES AND SOFTWARE AGENTS

Frontier offers the industry's broadest product lines of RMON base hardware probes and software ______. _______________ family supports Ethernet, Token Ring, FDDI and WAN. This family of integrated products are fully compatible and supported from a single monitoring environment. NETscout is also compatible with any SNMP based network management system. With the NETscout family, the network administrator can choose different price points matching the performance needs of the network. The NETscout 6000 series utilizes a high-performance 486 processor and real time operating system delivering excellent price performance. The NETscout 6000 series has a scaleable architecture that will consistently ________ in performance in __________________________ technology.
_____________________ NETscout ___________ and high ______________ monitoring.

For those users who want to utilize existing SPARC platforms Frontier offers the NETscout 9500 series and DOS software agents for a cost-effective way to add RMON to LAN segments. The Ethernet probes and agents support all 9 RMON groups (RFC 1271). The Token Ring probes and agents support ten groups (RFC 1513). The WAN probe is ideal for monitoring bandwidth utilization and providing accounting information. The WAN probe supports encapsulation and is compatible with Cisco, Wellfleet, 3COM, DEC, Proteon and other routers. The new Resource Manager Option lets a single probe proactively monitor both LAN/WAN traffic and any SNMP device.

       NETSCOUT: UNBEATABLE SCALABILITY, FLEXIBLE FOR ENTERPRISE NETWORKS


A typical network can be equipped with multiple Frontier NETscout probes and agents with one agent or probe connected to each individual network segment. The agents are managed and controlled from a centrally located network management console, called the NETscout Manager. The network management console consists of a number of analysis tools which permit the user to request and examine data provided by the selected agent. NETscout probes and agents are supported by Frontier's SNMP compatible management console analysis software which runs with SunNet Manager, IBM NetView 6000, HP Openview, AT&T and MS Windows. With Frontier NETscout probes and agents, it is possible to have multiple clients active so that network diagnostic functions may be performed from multiple locations such as from primary and secondary network management centers. Also with NETscout probes multiple segments can be monitored.

PLUG AND PLAY INSTALLATION
NETscout probes can be easily installed by simply typing in the IP address and connecting the probe to the network. Once connected, NETscout immediately begins collecting RMON statistics.

INDEPENDENT OPERATION
Frontier's intelligent probes/agents collect statistics continuously, even when not communicating with the management station. Fault, performance, and configuration information is accumulated and communicated to the management station upon a fault or administrators request.

PROACTIVE MONITORING
NETscout intelligent probes/agents are constantly "watching" the network traffic conditions which can lead to failures. The probes/agents can be configured to automatically detect error conditions and log these errors upon occurrence. They will not only notify the management station of the failure, but also provide historical data for analysis.

VALUE ADDED DATA
Frontier's intelligent probes/agents add significant value to the data it collects. With the Domain View-TM- architecture NETscout probes and agents can be directed to focus and "zoom" in on a particular segment, node and type of traffic in real time and report all RMON statistics to a management station. This data can be viewed graphically, all from a single screen for easy diagnosis of a problem.

MULTIPLE MANAGERS
Distributed network environments utilize multiple management stations. NETscout probes/agents are concurrently accessible from more than one management station.

MULTISEGMENT MONITORING
Frontier's RMON based diagnostics architecture has the capability to monitor more than one segment at a time. For example, the Model 6010 can monitor two Ethernet segments concurrently. This provides a cost-effective way to deploy diagnostic probes.

                                    EXHIBIT D
                             PRODUCT TEST PROCEDURE
                     THIS EXHIBIT IS COMBINED WITH EXHIBIT G

                                    EXHIBIT E

                                 REPAIR CHARGES


Maintenance (single repair)

[*]

Replacement Units as Spares:

[*]

Maintenance Agreement (Hardware and Software):

[*]

Spare Part:

This is not applicable since all repairs are done on a factory repair basis.


--------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

                                    EXHIBIT F

                    PRIORITIZATION AND ESCALATION GUIDELINES

PROBLEM PRIORITIES DEFINITIONS:

Priority 1:       Cisco customer's production network is [*]. [*] is
                  available. [*] are willing to commit [*] to resolve the situation.

Priority 2:       Cisco customer's production network is [*]. [*] is available.
                  [*] are willing to commit [*] to resolve the situation.

Priority 3:       Cisco customer's Network performance is [*]. Network
                  functionality is [*] but [*] continue.

Priority 4:       [*]  requires information or assistance on [*].

ESCALATION GUIDELINE:  [Note: these titles need to be adjusted for each
                       Frontier.]

Elapsed Time Priority 1 Priority 2 Priority 3 Priority 4
[*]

Frontier manager to whom the problem is escalated to will take ownership of the problem and ensure that updates are provided to the appropriate Cisco personnel. Cisco-initiated escalations will begin at the [Technical Group Leader level] and proceed upward using the escalation guideline shown above for reference. This will allow those most closely associated with the support resources to correct any service problems quickly.


--------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

                                    EXHIBIT G

                              CISCO QUALITY PROGRAM




                                       [*]


--------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

                                    EXHIBIT H

                              LABELING REQUIREMENTS

                                       [*]


--------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

                                    EXHIBIT I

          THIRD PARTY PRODUCT ROYALTIES AND LICENSES WHICH EXIST AS OF
                      THE EFFECTIVE DATE OF THIS AGREEMENT


Cisco shall be obligated to pay all license fees and royalties, if any, with respect to any third party proprietary rights and technologies which are required for the exercise of Cisco's Manufacturing Rights and which are listed below. All other such third party royalties and licenses which are not listed below and which are required for Cisco to exercise the Manufacturing Rights under this Agreement shall be paid by Frontier.